AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
FedEx Freight
Chili, NY
THIS AGREEMENT (“Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL II, LLC (“Buyer”), and SunCap Centres FE Rochester, LLC, a Florida limited liability company (“Seller”).
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)    “Broker” shall mean Stan Johnson Company, acting as Seller’s agent.
(b)    “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to the extension set forth in Section 10 hereof, on the date that is thirty (30) days after the last day of the Second Due Diligence Period (as defined herein). The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent (or if both Buyer and Seller agree, to Buyer’s and/or Seller’s counsel) prior to the date of Closing.
The foregoing Closing Date is an estimate of when closing shall occur. However, notwithstanding the foregoing, Closing will not occur until the later of such date or the fifth (5th) business day following the occurrence of all of the following (collectively, the “Completion of Construction”): (i) completion of construction of the Improvements (as defined herein) and delivery to Buyer of the punch-list of work to be completed by landlord under the Lease as approved by Tenant (the “Punch-List”), (ii) Tenant accepting possession of the Property pursuant to the Lease, Tenant commencing actual payment of rent pursuant to the Lease (and not just the obligation to pay rent where rent is withheld by Tenant in escrow as security for completion of the Punch-List items) (iii) the date on which Seller delivers to Buyer commercially reasonable documentation acceptable to Buyer evidencing the completion of construction of the Improvements in accordance with approved plans and specifications and (iv) the issuance and delivery to Buyer (or, as required by the Lease, to Tenant) of all permits, approvals and a copy of the certificate of occupancy, temporary certificate of occupancy, or any such other equivalent evidence that the Tenant is lawfully in possession of the Property for its intended purpose.
If Tenant has not commenced paying rent under the Lease on or before February 1, 2012, Buyer shall have the right to increase the capitalization rate by which the Purchase Price is based by 0.10% and an additional 0.10% for every thirty (30) days thereafter until Tenant has commenced paying rent under the Lease. Buyer and Seller acknowledge that the Purchase Price (defined below) has been established using an initial annual rent of $1,457,326.00 and a capitalization rate of 7.50%, and notwithstanding anything to the contrary herein, the capitalization rate by which the Purchase Price is based shall not, under any circumstances, be increased beyond a capitalization rate of 7.70%. Notwithstanding anything to the contrary herein, if Tenant has not commenced paying rent under the Lease on or before April 16, 2012, Buyer shall have the absolute right to terminate the Purchase and Sale Agreement, at which time the Escrow Agent shall return the entire Deposit to Buyer and Seller shall reimburse Buyer for Buyer’s actual third party expenses incurred by Buyer in connection with its due diligence on the Property, not to exceed $15,000.00; however, Buyer shall deliver such written notice of termination to Seller on or before April 23, 2012 and Buyer’s failure to timely deliver such written termination notice will be deemed a waiver of Buyer’s termination rights under this Section 1(b).
Furthermore, Buyer and Seller acknowledge and agree that the Purchase Price shall be increased or decreased at Closing to reflect any increase in the amount of rent that is greater than the initial annual rent stated above ($1,457,326.00) and shall adjust the Purchase Price using the relevant capitalization rate determined pursuant to the terms of this Section 1(b).Notwithstanding anything to the contrary above or herein, if Tenant has an obligation to pay rent as of a date certain that has already been attained but has not commenced the actual payment of rent under the Lease by the deadlines established herein and such payment failure is due to mere administrative delays or causes, then any such Buyer’s right to increase in capitalization rate or Buyer’s right to terminate provided herein shall be null and void and of no force or effect against Seller.
(c)    “Due Diligence Period” (i) “First Due Diligence Period” shall mean the period beginning upon the Effective Date and expiring at 11:59 PM EST on the date that is Thirty (30) days after the Effective Date with respect to (i) all matters set forth in Section 6(a) relating to title except such items that require a survey and (ii) all items set forth in Section 6(b)(i). “Second Due Diligence Period” shall mean the period beginning upon the date that Seller delivers to Buyer a certificate of substantial completion from Seller’s architect for the Property (“Substantially Complete”) in accordance with the Lease and an as-built survey and expiring at 11:59 PM EST on the date that is Thirty (30) days after Seller’s delivery of such certificate of substantial completion and an as-built survey with respect to (i) all matters set forth in Section 6(a) relating to title that require an as-built survey and (ii) all items set forth in Section 6(b)(ii). Both Due Diligence Periods also sometimes referred to herein as “Due Diligence Period” or “Due Diligence Periods” as proper reading requires. Seller shall deliver to Buyer all of the Due Diligence Materials (i) within Five (5) business days after the Effective Date with respect to Section 6(a) and 6(b)(i)or (ii) within Five (5) business days after such time as such materials become available to Seller with respect to Section 6(b)(ii). If Seller is in default hereunder and Buyer has notified Seller of such default prior to the expiration of the relevant and applicable Due Diligence Period, the relevant and applicable Due Diligence Period will be extended until the earlier to occur of the following: (a) Seller has cured such default to the reasonable satisfaction of Buyer and if such default relates to the failure to deliver any item required to be delivered by Seller under Section 6(b)(ii) hereunder, an additional ten (10) days, (b) Buyer terminates this Agreement in accordance with the terms hereof, or (c) the date mutually agreed to by Buyer and Seller.

(d)    “Earnest Money” shall mean Nine Hundred Seventy-one Thousand Five Hundred Fifty Dollars ($971,550.00). The Earnest Money shall be delivered to Escrow Agent as follows: (i) Five Hundred Thousand Dollars ($500,000.00) within three (3) business days after the Effective Date (“First EM Deposit”), (ii) Two Hundred Thirty-Five Thousand Seven Hundred Seventy Five Dollars ($235,775.00) within three (3) business days following receipt of written notice from Seller that the pouring of foundations has commenced (“Second EM Deposit”), and (iii) Two Hundred Thirty-Five Thousand Seven Hundred Seventy Five Dollars ($235,775.00) within three (3) business days following receipt of written notice from Seller that the building Improvements have been “dried in” (“Third EM Deposit”). The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.
(e)     “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of the last execution by both parties shall be the “Effective Date” of this Agreement.
(f)    “Escrow Agent” shall mean Chicago Title Insurance Company, Suite 1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention: Edwin G. Ditlow, Telephone: 215-875-4184; Telecopy: 215-732-1203; E-Mail: ditlowE@ctt.com. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Commitment and Title Policy, (y) preparation of the closing statement, and (z) collections and disbursement of the funds.
(g)    “Guarantor” shall mean FedEx Corp.
(h)    “Guaranty” shall mean that certain Guaranty of the Lease dated October 11, 2010 executed by Guarantor.
(i)    “Lease” shall mean that certain Lease dated as of October 11, 2010, between Seller, as landlord, and FedEx Freight, Inc., as tenant (“Tenant”), as amended.
(j)    “Property” shall mean (1) that certain real property located at 3516 Union Street, Chili, NY, being more particularly described on Exhibit A, attached hereto and incorporated herein (the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (1) all right, title and interest of Seller under the Lease and all security deposits (if any) that Seller is holding pursuant to the Lease; (1) all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the “Personalty”); (1) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (1) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (f) all right, title and interest of Seller in and to any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by Tenant (the “Intangible Property”).
(k)    “Purchase Price” shall mean Nineteen Million Four Hundred Thirty-one Thousand Thirteen Dollars ($19,431,013.00) subject to increases as set forth in Section 1(b) above. In addition, Buyer shall replace the existing letter of credit (the “Letter of Credit”) on deposit with the Town of Chili pursuant to the Roadway Dedication attached hereto as Exhibit G (the “Road Dedication Agreement”), provided the Seller shall use good faith efforts to secure written confirmation from the Town of Chili that the portion of the Property subject to the Letter of Credit has been maintained by Seller in an acceptable condition, free from defects and in accordance with the requirements of the Road Dedication Agreement.
(l)    Seller and Buyer’s Notice address
(i)    “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
SunCap Property Group
3419 Seward Place
Charlotte, NC 28211
Attn: Flint McNaughton
Tel. No.: (704) 364-2201
Fax No.: (704) 364-4201
Email: fmcnaughton@suncappg.com
And to:    Centres Management Inc.
David K. Charlton
9130 S. Dadeland Blvd., Suite 1528
Miami, FL 33156
Tel. No.: (305) 671-1102
Fax No.: (305) 670-4429
Email: david.charlton@centresinc.com

(ii)     “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
William Kahane
American Realty Capital II, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (215) 887-3054
Fax No.: (646) 861-7751
Email: wkahane@arlcap.com
And to:
Jesse Galloway
American Realty Capital II, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (212) 415-6516
Fax No.: (646) 861-7751
Email: jgalloway@arlcap.com

And Due Diligence Materials (if provided by email) to:
duediligence@arlcap.com
With hard copies and/or cds to:

James A. (Jim) Mezzanotte
American Realty Capital, LLC
202 E Franklin Street
Monroe, NC 28112
Tel. No.: (212) 415-6570
Fax No.: (212) 415-6507
Email: jmezzanotte@arlcap.com

2.    Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price set forth below.
3.    Payment of Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
4.    Proration of Expenses and Payment of Costs and Recording Fees.
(a)    All real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. There shall be no closing adjustments between the parties for Taxes and Assessments not yet due and payable at Closing unless Tenant is not responsible for all such Taxes and Assessments due in accordance with the provisions of the Leases.
(b)    All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing.
(c)    Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller’s Closing Costs”:
(i)The cost of any title search for the Property, or any update thereto, prepared in connection with Buyer’s Title Commitment (as defined below);

(ii)Transfer taxes and conveyance fees on the sale and transfer of the Property;

(iii)Title Insurance policy premiums for any endorsements issued in connection with Seller’s election to purchase title insurance to cover any defects in title; and

(iv)All fees relating to the granting and executing of the Deed for the Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.

(d)    Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:

(i)    All fees relating to the recording of the Deed for the Property and all costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax;

(ii)    Buyer shall pay for the cost of its own survey, environmental studies and due diligence investigations; and
(iii)    100% of all Owner’s and/or Mortgagee’s Title Insurance policy premiums and any endorsements issued in connection with such policies other than those stated in Section 4(c)(iii) above.

(e)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(f)    Seller and Buyer shall each execute and deliver at closing the appropriate TP-584 of the New York State Department of Taxation and Finance.
5.    Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.    Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title commitment (the “Title Commitment”) for the Property from Escrow Agent promptly after the Effective Date. All matters shown in the Title Commitment with respect to which Buyer fails to object prior to the expiration of the First Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include any mechanic’s lien or any monetary lien, or any deeds of trust, mortgage, or other loan documents secured by the Property, (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller agrees to remove or cure any objections of Buyer which are of a nature that are capable of being cured with reasonable efforts prior to Closing. Seller shall, within five (5) days following receipt of Buyer’s title objections, if any, notify Buyer of any objections which Seller elects not to remove or cure. Notwithstanding anything to the contrary, Seller has no obligation to take any steps, bring any action, or incur any costs, effort or expenses whatsoever regarding any such title objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) days after receipt of Seller’s notice, upon which termination the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Buyer provides Seller with such written notice regarding any new matter added to the Title Commitment pursuant to this Section, the Closing Date shall be automatically extended for a reasonable time and Seller shall be automatically provided a reasonable time to remove or cure any such objection prior to the Closing Date. If Seller does not remove or cure such

Objection prior to the Closing Date, as extended per this Section, Buyer may terminate this Agreement, in which case the Earnest Money shall be returned to Buyer, and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.
(b)     (i)    Within five (5) business days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel: (A) a complete copy of all leases affecting the Property and all amendments thereto ; (B) a copy of all surveys and site plans of the Property; (C) a copy of all environmental reports for the Property (D) a copy of all architectural plans and specifications and construction drawings for improvements to be located on the Property; (E) a copy of Seller’s title insurance commitments relating to the Property; (F) all contracts and insurance policies which affect the Property. (ii) Within five (5) business days following the commencement of the Second Due Diligence Period, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel: (A) a copy of the certificate of occupancy, temporary certificate of occupancy, or any such other equivalent evidence that the Tenant is lawfully in possession of the Property for its intended purpose and such equivalent evidence of lawful possession is not unreasonably conditioned, and zoning reports for the Property; (B) a copy of all governmental permits/approvals; (C) a copy of all engineering and physical condition reports for the Property; (D) copies of the Property’s real estate tax bills for the current tax year; and (E) all service contracts and insurance policies or insurance certificates which affect the Property (the “Due Diligence Materials”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer within three (3) business days following Seller’s receipt of such request, which shall be made by Buyer in writing. Additionally, upon reasonable prior notice to Seller (and after obtaining Seller’s advance written approval in each instance for the scope and method of (i) any environmental, intrusive, or invasive testing or inspection; (ii) any testing or inspection which could alter the physical condition of the Property; or (iii) any testing or inspection which requires a consent under a Lease or which could result in a default under a Lease) and limited to the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with the progress of construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall promptly repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Buyer shall deliver to Seller promptly all Final Reports produced or procured by Buyer related to the Property. Subject to the terms of this Section, Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. Before Buyer may enter or inspect the Property, Buyer shall provide Seller with a certificate of insurance naming Seller (and any other persons designated by Seller as an additional insured and with an insurer and insurance limits (minimum of $2 million) and coverage satisfactory to Seller. After the Effective Date, and upon reasonable prior notice to Seller and after obtaining Seller’s advance written approval in each instance, Buyer shall be permitted to speak and meet with Tenant in connection with Buyer’s due diligence. Upon signing this agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections, Tenant meetings and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the First Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.
(c)    In the event that the Due Diligence materials enumerated in Section 6(b)(ii) above disclose any matters which need completion or correction, such matters shall be completed or corrected by Seller unless Seller, Buyer and Tenant determine that it would be commercially unreasonable to complete or correct any such matters.
(d)    Within five (5) business days following the Second Due Diligence Period Seller shall request Estoppel Certificates (and simultaneously provide Purchaser with a copy of such request) and a Waiver of Tenant’s right of first refusal, if any. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenant in the form attached hereto as Exhibit F, or Buyer shall also accept, in lieu of the form Exhibit F, any other estoppel certificate which is in the form of estoppel the tenant is obligated to deliver and has agreed to under its Lease (the “Tenant Estoppel Certificate”). Seller shall use good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of the executed Tenant Estoppel Certificate when Seller receives the same.
(e)    Seller shall use good faith efforts to obtain a subordination, non-disturbance and attornment agreement from Tenant in form and substance reasonably acceptable to Buyer and Buyer’s Lender, if applicable (the “SNDA”).
(f)    Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.
7.    Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $250,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto not already paid by Seller, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.    Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)    If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of any of the Earnest Money (First EM Deposit, Second EM Deposit or Third EM Deposit), Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court or final resolution pursuant to the parties’ mutually agreed method of alternative dispute resolution. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a notice to Escrow Agent stating that Buyer has timely terminated this Agreement, pursuant to the terms herein, on or prior to the expiration of the First Due Diligence Period, then Escrow Agent shall immediately return the First EM Deposit to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.    Default
(a)    In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, and after Buyer has received ten (10) days’ written notice to cure and has failed to cure, Seller shall be entitled to, as its sole and exclusive remedies to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; (ii) enforce specific performance of Buyer’s obligations hereunder upon Buyer or upon one of Buyer’s Affiliates that shall be designated by Buyer to perform the obligations hereunder; or (iii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money (First EM Deposit, Second EM Deposit and Third EM Deposit) as liquidated damages. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Except as otherwise expressly set forth in this Section 9(a), Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.
(b)    In the event of a default in the obligations herein taken by Seller, or in the event of the failure of a condition precedent set forth in Section 13 of this Agreement, with respect to the Property, and after Seller has received ten (10) days’ written notice to cure and has failed to cure, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, not to exceed $15,000.00, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”), and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension

Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b)(i) through (iv) above except that the term “Closing” shall read “Extended Closing” .
10.    Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:
(a)    A Special Warranty Deed in the form attached hereto as Exhibit B;
(b)    An Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit C;
(c)    An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit D;
(d)    An original Tenant Estoppel Certificate dated no earlier than 30 days prior to the date of Closing. In addition, the business terms of the Tenant Estoppel Certificate must be in accordance with and not contradict the Lease;
(e)    A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(f)    All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;
(g)    Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;
(h)    Originals of the warranties set forth on Exhibit E (the “Warranties) (including a “Close Out Book”), the general contractor warranty in a form substantially similar to the form attached hereto as Exhibit I and any additional warranties required by the Lease, re-issued at Seller’s expense, to Buyer or Tenant, as reasonably requested by Buyer. Any warranties or the Close Out Book not available at Closing shall be covered by a Post-Closing Agreement;
(i)    To the extent not previously delivered to Buyer, the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder, or a copy thereof bearing an original certification of Tenant confirming that the copy is true, correct and complete; the leasing files; and copies of all relevant and material books and records applicable to the Property which are reasonably identified by Buyer by written notice to Seller and reasonably necessary for the orderly transition of operation of the Property;

(j)    A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller;
(k)    An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;
(l)    An original SNDA fully executed and notarized by Tenant, if requested by Buyer;
(m)    Letter to Tenant in form of Exhibit H attached hereto;
(n)    A copy of the Punch-List, if any;
(o)    An architect’s certificate from Seller’s Architect certifying that the Property has been constructed in accordance with the approved plans and specifications; and
(p)    Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b) and (f) above. Buyer shall have the right to advance the Closing upon five (5) business days prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one-time right to extend the Closing for up to fifteen (15) days upon written notice to Seller to be received by Seller on or prior to the date scheduled for the Closing. Notwithstanding anything to the contrary herein, Seller shall have the right to extend the Closing Date for up to twenty (20) days in order to deliver to Buyer any of the items described in this Section 10 and Section 13. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.    Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:
(a)    Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;
(b)    Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)    Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease and other contracts or agreements disclosed to Buyer during Due Diligence;
(d)    Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;
(e)    Seller has fee simple title to the Property free and clear of all liens and encumbrances except for Permitted Exceptions (and Liens to be discharged at Closing) and Seller is the sole owner of the entire lessor’s interest in the Lease. The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;
(f)    With respect to the Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof which Seller is responsible for paying; (iv) Subject to the Lease terms and any Amendment thereto, Seller has no other outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) Subject to the Lease terms and any Amendment thereto, the total scheduled annual base rent (the “Annual Net Rent”) for the initial term of the Lease will be $1,457,326.00 per annum with two and one half percent (2.5%) increases in years six (6) and eleven (11);
(g)    There are no occupancy rights, leases or tenancies affecting the Property other than the Lease and the Road Dedication Agreement. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(h)    The transactions contemplated hereby either (i) will not constitute a sale of all or substantially all the assets of Seller, or (ii) if such transaction does constitute a sale of all or substantially all the assets of any Seller, Seller shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state, or an indemnification from a party reasonably acceptable to Buyer for any resulting liability with respect to the period prior to the Closing;
(i)    To Seller’s knowledge, subject to and except as set forth in the environmental reports delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws; and
(j)    Exhibit E attached hereto will, at the time of closing, be a true, correct and complete listing of all warranties in effect for the Property (the “Warranties).
The representations and warranties of Seller shall survive Closing for a period of One Hundred and Eighty (180) days.
12.    Representations by Buyer. Buyer represents and warrants to Seller that the following statements are true and correct on the date of this Agreement and shall be true and correct on the Closing Date:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
(b)    Buyer or Buyer’s affiliates have adequate financial resources to purchase the Property under the terms herein including, but not limited to, the terms of Section 9(a)(ii). Buyer has the legal authority, ability and authorization to designate an affiliate or affiliates and cause such affiliate

(s) to perform under Section 9(a)(ii), if necessary. Buyer and its affiliates are solvent, have not made an assignment for the benefit of creditors and have not filed any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, nor has any such proceeding been instituted by or against Buyer and its affiliates and, to Buyer’s knowledge, there is no action or proceeding pending or threatened against Buyer or its affiliates which challenges or impairs Buyer’s or its affiliates’ ability to execute or perform its or their obligations under the terms herein.
The representations and warranties of Buyer shall survive Closing for a period of One Hundred and Eighty (180) days.
13.    Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:
(a)    Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;
(b)    Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);
(c)    Buyer shall have received a copy of the certificate of occupancy, temporary certificate of occupancy, or any such other equivalent evidence that the Tenant is lawfully in possession of the Property for its intended purpose and such equivalent evidence of lawful possession;
(d)    Tenant shall be in possession of the premises demised under the Lease, and paying full and unabated rent under the Lease terms and Tenant shall not have assigned or sublet the Property;
(e)    The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;
(f)    Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.
(g)    Following Completion of Construction, Buyer shall have received an as-built ALTA survey, certified to Buyer and Buyer’s lender, confirming that the Improvements are legal conforming and comply with the approved site plan and any variance issued in connection with the construction and development of the Property and that the Improvements do not encroach upon any easement which has not been insured over by the Title Policy.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement. Notwithstanding anything to the contrary herein, Seller shall have the right to extend the Closing for up to twenty (20) days, as set forth in Section 10, in order to deliver to Buyer any of the items described in this Section 13.
14.    Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)    Buyer shall deliver to Seller on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof; and
(b)    The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.    Seller Covenants. Seller agrees that it: (a) shall use good faith efforts to complete construction of the Improvements in a prompt and timely manner; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the First Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend the Lease in any material manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the

Property; (ii) consent to an assignment of the Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease nor release any guarantor of or security for the Lease unless required by the express terms of the Lease; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.
17.    Post-Closing Covenants. (a) For a time period of one (1) year after the date that constitutes completion of construction under the Lease for purposes of any Landlord Warranties or responsibilities with respect to repairs and maintenance, Seller shall be and remain responsible for completing any warranty work or curing any related defaults by the landlord under the Lease. Seller shall be able to satisfy this Section 17(a) by providing Buyer with an assignment of Seller’s warranty rights under the Construction Contract with its contractor (“Construction Contractor”) at Closing. In the event that Seller fails to comply with said cure and warranty obligations, Buyer may, after giving thirty (30) days written notice to Seller and Seller having failed to commence and diligently pursue to completion curative action within said time period, proceed to remedy such default on its own and shall have recourse against Seller for any expenses incurred thereby. Neither payment nor acceptance of the Purchase Price nor any provision in this Agreement will be deemed to constitute a waiver by Buyer of Seller’s responsibility under this Section. This Section, and all provisions contained herein, shall survive the Closing. The obligations of Seller pursuant to this Section shall continue beyond the one-year period specified herein as to warranty work or the curing of any defaults required by the landlord pursuant to the Lease if such defect or default is discovered during the one-year warranty period and is not cured by the Seller within that one-year warranty period. In other words, defects or defaults which arise or exist prior to the date of expiration of the one-year warranty period must be cured and corrected by the Seller even though the curing or corrective action may not be commenced or completed until after the date of expiration of the one-year warranty period.
(a)The parties shall deposit into escrow with Escrow Agent pursuant to an escrow agreement reasonably acceptable to Seller and Buyer (the “Escrow Agreement”) a portion of the Purchase Price equal to 125% of the estimated cost of completing the Punch-List items and/or necessary for the issuance of a final Certificate of Occupancy, which estimate shall be reasonably acceptable to Buyer (the “Construction Escrow Deposit”). After Closing, Seller shall complete all Punch-List items until accepted by Tenant, and the Escrow Agreement shall provide: (i) that Seller will have ninety (90) days to complete the Punch-List items to Tenant’s and Buyer's reasonable satisfaction; (ii) once so completed, the full amount of the Construction Escrow Deposit will be paid to Seller; and (iii) if Seller fails to complete all of the Punch-List items within said 90-day period, then Buyer shall have the right to complete the repair and receive payment of the cost thereof from the Construction Escrow Deposit and any unused portion of the Construction Escrow Deposit shall be paid to Seller.
18.    Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.
19.    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.
20.    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law
21.    No Representations or Warranties. Buyer acknowledges and agrees that it is relying solely on its own expertise and that of Buyer’s consultants and advisors, and will make all necessary and appropriate investigations on Buyer’s own behalf. In furtherance thereof and except as otherwise expressly provided for or stated in this Agreement, Buyer and Seller agree as follows:
(a)    AS IS. SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 11, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS”, “WHERE IS”, AND “WITH ALL FAULTS WITHOUT LIMITATION” BASIS, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR OTHERWISE, CONCERNING TITLE TO THE PROPERTY, THE PHYSICAL CONDITION OF THE PROPERTY (INCLUDING THE CONDITION OF THE SOIL OR THE IMPROVEMENTS), THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING THE PRESENCE OR ABSENCE OF HAZARDOUS SUBSTANCES ON OR AFFECTING THE PROPERTY), THE COMPLIANCE OF THE PROPERTY WITH APPLICABLE LAWS AND REGULATIONS (INCLUDING ZONING AND BUILDING CODES, AND THE AMERICAN WITH DISABILITIES ACT, OR THE STATUS OF DEVELOPMENT OR USE RIGHTS RESPECTING THE PROPERTY), THE FINANCIAL CONDITION OF THE PROPERTY OR ANY OTHER REPRESENTATION OR WARRANTY RESPECTING ANY INCOME, EXPENSES, CHARGES, LIENS OR ENCUMBRANCES, RIGHTS OR CLAIMS ON AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF. BUYER ACKNOWLEDGES THAT, DURING THE DUE DILIGENCE PERIOD, BUYER WILL EXAMINE, REVIEW AND INSPECT ALL MATTERS WHICH IN BUYER’S JUDGMENT BEAR UPON THE PROPERTY AND ITS VALUE AND SUITABILITY FOR BUYER’S PURPOSES. BUYER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF ITS OWN PHYSICAL AND FINANCIAL EXAMINATIONS, REVIEW AND INSPECTIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY, AND WITHOUT LIMITING THE FOREGOING, BUYER WAIVES ANY RIGHT IT OTHERWISE MAY HAVE AT LAW OR IN EQUITY INCLUDING WITHOUT LIMITATION, THE RIGHT TO SEEK DAMAGES FROM SELLER IN CONNECTION WITH THE PROPERTY INCLUDING THE ENVIRONMENTAL CONDITION OF THE PROPERTY, INCLUDING ANY RIGHT OF CONTRIBUTION UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING.
(b)    NO REPRESENTATIONS OR WARRANTIES: NEITHER SELLER NOR ANY AGENT, ADVISOR, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR,

PARTNER, MEMBER, MANAGER, SERVANT, SHAREHOLDER, OR OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF OR OTHERWISE RELATED TO OR AFFILIATED WITH SELLER (COLLECTIVELY, “SELLER RELATED PARTIES”) MAKES ANY REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OR ANY STUDIES, DOCUMENTS, REPORTS OR OTHER INFORMATION PROVIDED TO OR PRODUCED FOR BUYER HEREUNDER AND EXPRESSLY DISCLAIMS ANY IMPLIED REPRESENTATIONS AS TO ANY MATTER DISCLOSED OR OMITTED. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING.
(c)    HAZARDOUS MATERIALS. SUBJECT TO THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 11, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS (HEREINAFTER DEFINED) IN, ON, UNDER OR ABOUT THE PROPERTY. BUYER SPECIFICALLY WAIVES ANY PRIVATE RIGHT OF ACTION PROVIDED UNDER ANY ENVIRONMENTAL LAWS (HEREINAFTER DEFINED) TO RECOVER OR BE REIMBURSED FOR ANY LIABILITIES, COSTS, FEES, OR EXPENSES FROM THE SELLER. BUYER AGREES TO ACCEPT COMPLETE RESPONSIBILITY FOR THE ALLOCATION OF ANY RESPONSE COSTS UNDER ANY ENVIRONMENTAL LAWS (INCLUDING, WITHOUT LIMITATION, CERCLA). “HAZARDOUS MATERIALS” SHALL MEAN MATERIALS, WASTES OR SUBSTANCES THAT ARE (A) INCLUDED WITHIN THE DEFINITION OF ANY ONE OR MORE OF THE TERMS “HAZARDOUS SUBSTANCES”, “HAZARDOUS MATERIALS”, “TOXIC SUBSTANCES”, “TOXIC POLLUTANTS” AND “HAZARDOUS WASTE” IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTIONS 9601, ET SEQ.) (“CERCLA”), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTION 6901, ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTION 1251, ET SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. SECTION 1401, ET SEQ.), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTION 1801, ET SEQ.), AND THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. SECTION 2601, ET SEQ.) AND THE REGULATIONS PROMULGATED PURSUANT TO SUCH LAWS, (B) REGULATED, OR CLASSIFIED AS HAZARDOUS OR TOXIC, UNDER FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAWS OR REGULATIONS, (C) PETROLEUM, (D) ASBESTOS OR ASBESTOS-CONTAINING MATERIALS, (E) POLYCHLORINATED BIPHENYLS, (F) FLAMMABLE EXPLOSIVES OR (G) RADIOACTIVE MATERIALS. ALL OF THE AFORESAID LAWS AND ALL OTHER LAWS, RULES AND REGULATIONS APPLICABLE TO HAZARDOUS MATERIALS ARE REFERRED TO HEREIN COLLECTIVELY AS THE “ENVIRONMENTAL LAWS”.
BUYER RELEASES SELLER FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, LIABILITIES, CAUSES OF ACTION, LIENS, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS TO THE EXTENT PERMITTED BY LAW) DIRECTLY OR INDIRECTLY RELATED TO, ARISING OUT OF, OR IN ANY MANNER CONNECTED WITH, IN WHOLE OR IN PART, THE PRESENCE OF ANY HAZARDOUS MATERIALS IN, ON OR ABOUT THE PROPERTY, THE RELEASE OF HAZARDOUS MATERIALS FROM THE PROPERTY, ANY VIOLATION OF ANY

ENVIRONMENTAL LAWS OR OTHER LAWS, OR ANY OTHER ENVIRONMENTAL MATTER OR CONDITION, THAT IS RELATED TO THE PROPERTY.
BUYER HEREBY AGREES TO AND SHALL INDEMNIFY, PROTECT, DEFEND AND HOLD SELLER AND ITS MEMBERS, PARTNERS, PRINCIPALS, AGENTS, REPRESENTATIVES, ATTORNEYS, AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, LIABILITIES, CAUSES OF ACTION, LIENS, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS TO THE EXTENT PERMITTED BY LAW) DIRECTLY OR INDIRECTLY RELATED TO, ARISING OUT OF, OR IN ANY MANNER CONNECTED WITH, IN WHOLE OR IN PART, THE FUTURE (i) RELEASE OF HAZARDOUS MATERIALS FROM THE PROPERTY, (ii) VIOLATION OF ANY ENVIRONMENTAL LAWS OR OTHER LAWS, OR (iii) OTHER ENVIRONMENTAL MATTER OR CONDITION, THAT IS RELATED TO THE PROPERTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING.
(d)    RELEASE. EFFECTIVE AS OF THE CLOSING, BUYER SHALL BE DEEMED TO HAVE RELEASED SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH BUYER OR ANY AGENT, ADVISOR, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SERVANT, SHAREHOLDER OR OTHER PERSON OR ENTITY ACTING ON BUYER’S BEHALF OR OTHERWISE RELATED TO OR AFFILIATED WITH BUYER (EACH, A “BUYER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY, INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF ALL OR ANY PORTION OF THE PROPERTY AND ANY ENVIRONMENTAL CONDITIONS, AND BUYER SHALL NOT LOOK TO SELLER OR ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AN EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.
AS PART OF THE PROVISIONS OF THIS SECTION, BUT NOT AS A LIMITATION THEREON, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND BUYER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS.
TO THE FULLEST EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO BUYER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE

WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION, AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH MIGHT IN ANY WAY BY INCLUDED IN THE WAIVERS AND MATTERS RELEASED AS SET FORTH IN THIS SECTION. THE PROVISIONS OF THIS SECTION ARE MATERIAL AND INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY BUYER IN EXCHANGE FOR SELLER’S PERFORMANCE HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING.
22.    Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
23.    Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.
24.    Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

25.    Assignment. Buyer shall not assign its rights hereunder to an unrelated third-party without Seller’s prior written consent. Buyer may assign its rights under this Agreement, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer is entering into this Agreement for and on behalf of a related special purpose entity titled ARC FEORTNY001, LLC (“Approved Assignee”) and intends to assign Approved Assignee its rights hereunder prior to Closing.
26.    Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.
27.    Jury Trial Waiver. THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION CONTEMPLATED UNDER THE AGREEMENT OR ANY COURSE OF DEALINGS OR ACTIONS BY THE PARTIES RELATING TO THIS AGREEMENT. THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO EXECUTE THIS AGREEMENT AND SURVIVES CLOSING UNDER OR TERMINATION OF THIS AGREEMENT.
28.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.
29.    Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
30.    Lease Expansion. In the event Tenant requests an expansion of the Premises (“Expansion”) and requests that the Landlord and Tenant negotiate the Lease and construction of the Expansion, Buyer shall provide Seller notice of such request as soon as reasonably practicable. Seller shall have the right to submit a proposal to provide assistance in the negotiation of the Lease amendment and construction of the Expansion, including the development services.  In the event Seller elects to submit a proposal for such services, the parties will, in good faith, negotiate a development management agreement.  In the event that the parties fail to negotiate such an agreement within a reasonably short period of time, neither party shall have any further obligation to the other. In the event the parties enter into such an agreement, Seller shall be entitled to a market rate development fee. The terms, provisions and conditions of this section shall survive Closing hereunder provided Seller continues to provide Buyer with notice of any change of address from that set forth in Section 1l(i) and provided further that if Buyer or Approved Assignee or any successor sells the Property, the purchaser agrees to accept such condition.
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:                        SELLER:
AMERICAN REALTY CAPITAL II, LLC        SUNCAP CENTRES FE ROCHESTER, LLC
By:                            By: Centres Management Inc., Managing Member
Name:                              By:
David K. Charlton, President
Title:
Date:                             Date:

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.
ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:
Date:

EXHIBITS
Exhibit A    -    Real Property
Exhibit B    -    Form of Special Warranty Deed
Exhibit C    -    Form of Assignment and Assumption of Lease
Exhibit D    -    Form of Assignment of Contracts, Permits, Licenses and Warranties
Exhibit E    -    Warranties
Exhibit F    -    Form of Tenant Estoppel
Exhibit G    -    Roadway Dedication Agreement
Exhibit H    -    Form of Tenant Notice
Exhibit I    -    General Contractor Warranty

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY

EXHIBIT B
FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]
This document prepared by:
(and return to :)
___________________________
___________________________
___________________________
___________________________
Tax Parcel No. ______________________________
SPECIAL WARRANTY DEED
THIS INDENTURE, made on the _____ day of ______________, 2011, by and between ___________________________________, a ___________________________ ("Grantor"), and ________________________________________, a ______________, whose address is ________________________________ ("Grantee")
W I T N E S S E T H:
THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of ____________, State of _____________, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.
TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise.
SUBJECT TO: (i) the lien for real estate taxes and any liens for special assessments, which in each case, as of the date hereof, are not delinquent or yet due and payable; (ii) any easements, covenants, rights-of-way, conditions, agreements, restrictions or declarations of record; (iii) zoning ordinances; (iv) the Roadway Dedication Agreement by and between Grantor and the Town of Chili, dated _____________, 2011; and (v) encroachments, protrusions, easements, changes in street lines, rights-of-way, and other matters that would be revealed by a current on-the-ground survey and inspection of the property.

THAT, in compliance with Sec. 13 of the New York State Lien Law, the Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.
[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.
GRANTOR:

By:
                        Name:
                        Its:

[ACKNOWLEDGMENT]

EXHIBIT C
FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT
______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Lease”), including any and all security deposits under the Lease.
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Landlord under and by virtue of the Lease on and after the date of this Assignment.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2011, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.
ASSIGNOR:
_______________________________

By:	Name: Title:
ASSIGNEE:
_______________________________

By:	Name: Title:

EXHIBIT D
FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT, made as of the ___ day of ________, 2011, by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).
W I T N E S S E T H:
WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of ________, 2006, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and
WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.
IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.
ASSIGNOR:

a

By:
Name:
Title:

EXHIBIT E
WARRANTIES

To be supplied upon Seller’s receipt

EXHIBIT F
FORM OF TENANT ESTOPPEL
The undersigned hereby certifies to American Realty Capital II, LLC (“Purchaser”), ___________________ (“Lender”) and their respective successors and assigns as follows:
1.    The undersigned is the tenant under that certain [Lease Agreement] dated as of _________ __, ____, [as amended by [insert any modifications to Lease] ([collectively,] the “Lease”) by and between _________________________ (“Landlord”) and _________________________ (“Tenant”), pursuant to which Tenant leases that real property located at _________________________________________ (the “Premises”).
2.    Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.
3.    The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.
4.    Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.
5.    The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The Rent Commencement Date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.
6.    Tenant has no outstanding options or rights to renew or extend the term of the Lease. Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises.
7.    The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the Base Annual Rent shall be $_______ ($_______ monthly), (b) from ___________, 20___ to and including ____________, 20___ the Base Annual Rent shall be $________ ($________ monthly); [and from __________, 20__ to and including __________, 20___ the fixed annual minimum rent shall be $_________ ($__________ monthly)]. Such rent has been paid through and including the month of ____________, 200_. Additional rent under the Lease has been paid through and including the month of __________, 200_. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.
8.    Tenant's security deposit, if any, is $_________________ (if none, please state “none”).
9.    No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.
10.    (a)    All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.
(b)    Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.
11.    The undersigned is duly authorized to execute this Certificate on behalf of Tenant.
Dated: ____________, 2011
TENANT:
____________________, a ________________
By:______________
Name:
Title:

EXHIBIT G
ROADWAY DEDICATION AGREEMENT

EXHIBIT H
FORM OF NOTICE TO TENANT
TO:    [Tenant]

Re:    Notice of Change of Ownership of ______________________________
Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.
Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.
Very truly yours,
[PRIOR LANDLORD)

By:
Name:
Title:

EXHIBIT I
[SUBJECT TO FURTHER REVIEW AND CONSIDERATION]LETTER OF WARRANTY
___________ __, 200_
[name of Landlord]
[name of Tenant]
Re:    ____________________________, Store No. (the “Project”)
____________ (“Contractor”) hereby guarantees to _____________, its successors and assigns (“Landlord”) all work performed by it or any subcontractor on the Project to be structurally sound, constructed in accordance with applicable law, the plans prepared by ______________ (the “Architect”) and the [identify any tenant specifications] (the “Tenant Specifications”) and that all materials and equipment furnished by it or any subcontractor and work performed by it or any subcontractor on the Project shall be free from defects in materials and workmanship (collectively, the “Work”) for the greater of (a) one year after the date ________________ (“Tenant”) accepts possession of the Project (the “Warranty Commencement Date") (except that such warranties shall survive for the first three (3) years after the Warranty Commencement Date as to defective conditions (including without limitation, conditions which do not comply with the Tenant Specifications or applicable law) which could not be discovered by Landlord or Tenant in the exercise of reasonable care within one (1) year after the Warranty Commencement Date) or (b) any time periods set forth in the Tenant Specifications, and that there shall be no structural movement resulting from the failure of Contractor causing damage to any portion of any structure on the Project. All subcontractors’ guaranties and any warranties therein specified shall be underwritten by Contractor who shall obtain and deliver the same to Landlord before the Work will be deemed finished and accepted. Contractor's warranties as set forth in this contract shall be assignable to Tenant, any other tenant of the project, as applicable and/or any successor Landlord of the Project. If any such damage should occur during any guaranty period, or if there shall be any defect in the work, Contractor will make all necessary repairs, in the judgment of Architect, to the work without further costs to Landlord, and shall promptly reimburse Landlord for consequential damages, if any, suffered as a result of the defect or the settling or structural movement. If such repairs are not completed within seven (7) days following notification to the Contractor of the need for repairs, or, in the event of an emergency, 24 hours following such notification, or, if additional time is requested by Contractor, within such reasonable time as is allowed by Architect, Landlord shall have the right to have the repair work done by another reputable contractor to be chosen by Landlord and Contractor promptly shall reimburse Landlord for the full cost thereof, plus interest at the rate of fifteen percent (15%) per annum upon billing. The provisions of this Letter of Warranty shall survive the completion of the Work.
[NAME OF CONTRACTOR]
By:____________________
Name:
Title: